          As filed with the Securities and Exchange Commission
          on October 17, 1994                Registration No. 33-__________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      _________

                                       Form S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________

                   Chicago and North Western Transportation Company
                (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                         13-3526817
           (State of Incorporation)    (I.R.S. Employer Identification No.)

                                165 North Canal Street
                               Chicago, Illinois  60606
                (Address and Zip Code of Principal Executive Offices)
                                      __________

                   Chicago and North Western Transportation Company
                              1994 Equity Incentive Plan
                               (Full Title of the Plan)
                                      __________

                                    James P. Daley
                 Senior Vice President, General Counsel and Secretary
                                165 North Canal Street
                               Chicago, Illinois  60606
                                    (312) 559-6156
              (Name, Address, and Telephone Number of Agent For Service)
                                      __________

                           CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
            Title of                   Maximum      Maximum      Amount
           Securities     Amount      Offering     Aggregate       of
              to be        to be        Price      Offering   Registration
           Registered   Registered    Per Share      Price         Fee
                                       (1)(2)         (1)

          Common Stock,  2,000,000    $19.375  $38,750,000.00  $13,363.00
          par value      shares
          $.01 per share

          (1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange Composite Tape on October 12, 1994.
          (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


          Page 1 of II-8 pages
                           Exhibit Index at sequentially numbered page II-8
























                                   EXPLANATORY NOTE


          As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.




































                                       Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3:  Incorporation of Documents by Reference

               The following documents filed with the Commission by Chicago and North Western Transportation Company, formerly Chicago and North Western Holdings Corp., (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

               (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1993 (the "1993 Form 10-K").

               (b)  All other reports filed by the Company pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the 1993 Form 10-K.

               (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock") at page 53-54 of the Prospectus dated July 21, 1993 included in the Company's Registration Statement on Form S-3 (Reg. No. 33-64634).

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                   _______________


               The consolidated financial statements and schedules included or incorporated by reference in Chicago and North Western Transportation Company's Annual Report on Form 10-K for the year ended December 31, 1993, which statements and schedules are incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports dated February 4, 1994, which include an explanatory paragraph with respect to the change in method of accounting for other postretirement benefits in 1992 and the change in method of accounting for income taxes in 1991 as discussed in Note 1(f) to the consolidated financial statements of the Company incorporated by reference herein. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP to be included in subsequent filed






          documents also will be incorporated by reference in this registration statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.


          Item 4:  Description of Securities

               Not applicable.


          Item 5:  Interests of Named Experts and Counsel

               The legality of the Common Stock being originally offered hereunder has been passed upon by Sonnenschein Nath & Rosenthal ("SNR"), counsel to the Company, 8000 Sears Tower, Chicago, Illinois 60606. As of October 12, 1994, Tower Investors, an investment partnership sponsored by SNR, directly owned 122,026 shares of the Company's Common Stock.


          Item 6:  Indemnification of Directors and Officers

               Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

               In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company






          contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

               Article IV of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law. The Company has in effect insurance policies providing both directors' and officers' liability coverage and corporation reimbursement coverage.


          Item 7:  Exemption from Registration Claimed

               Not applicable.


          Item 8:  Exhibits

               4.1 Restated Certificate of Incorporation of the Company (Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Commission on December 10, 1993 (Reg. No. 33-51405) ("1993 Form S-8"))*/

               4.2 Certificate of Amendment of Restated Certificate of Incorporation of Chicago and North Western Holdings Corp.

               4.3 By-Laws of the Company, amended November 23, 1993 (Exhibit 4.2 to the 1993 Form S-8)*/

               5.1    Opinion of Sonnenschein Nath & Rosenthal

               23     Consent of Sonnenschein Nath & Rosenthal

               23.1   Consent of Arthur Andersen LLP.

          ____________________

          */   Incorporated by reference.










          Item 9:  Undertakings

          (a)  Rule 415 Offering.  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Incorporation of Subsequent Exchange Act Documents by
               Reference.

               The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered







          therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Filing of Registration Statement.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






































                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 13, 1994.


                                             CHICAGO AND NORTH WESTERN
                                             TRANSPORTATION COMPANY


                                             By:    /s/ ROBERT SCHMIEGE
                                                      Robert Schmiege
                                                  Chairman, President and
                                                  Chief Executive Officer



                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Schmiege and James E. Martin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                   Title                 Date

          /s/ ROBERT SCHMIEGE      Chairman, President,    October 13, 1994
          Robert Schmiege          Chief Executive Officer
                                   and Director (Principal
                                   Executive Officer)

          /s/ JAMES E. MARTIN      Executive Vice          October 13, 1994
          James E. Martin          President - Operations
                                   and Director







          /s/ F. G. BITTER         Senior Vice President   October 13, 1994
          F. G. Bitter             - Finance and Accounting
                                   (Principal Financial
                                   Officer and Principal
                                   Accounting Officer)

          /s/ RICHARD K. DAVIDSON  Director                October 13, 1994
          Richard K. Davidson

          /s/ JAMES J. MOSSMAN     Director                October 13, 1994
          James J. Mossman

          /s/ HAROLD A. POLING     Director                October 13, 1994
          Harold A. Poling

          /s/ SAMUEL K. SKINNER    Director                October 13, 1994
          Samuel K. Skinner

          /s/ JAMES R. THOMPSON    Director                October 13, 1994
          James R. Thompson









































                                  INDEX TO EXHIBITS



          Exhibit
          Number         Description of Exhibit


          4.1 Restated Certificate of Incorporation of the Company (Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Commission on December 10, 1993 (Reg. No. 33-51405) ("1993 Form
                         S-8"))*/

          4.2 Certificate of Amendment of Restated Certificate of Incorporation of Chicago and North Western Holdings Corp.

          4.3 By-Laws of the Company amended November 23, 1993 (Exhibit 4.2 to the 1993 Form S-8)*/

          5.1            Opinion of Sonnenschein Nath & Rosenthal

          23             Consent of Sonnenschein Nath & Rosenthal

          23.1           Consent of Arthur Andersen LLP


          ____________________

          */ Incorporated by reference.
























